EXHBIT 10.11






                 _______________________________________________

                     REVOLVING CREDIT AND SECURITY AGREEMENT

                                 By and Between

                                  COMPASS BANK

                                       and

                           UNIVERSAL POWER GROUP, INC.

                                DECEMBER 14, 2004

                 _______________________________________________







































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                                TABLE OF CONTENTS

     SECTION 1. Bank's Agreement to Make Advances ..........................   1

 1.1 Borrowing Base ........................................................   1
 1.2 Evidence of Advance Not Causing Excess of Borrowing Base ..............   2
 1.3 Borrower's Loan Account ...............................................   3
 1.4 Exceeding Borrowing Base ..............................................   3
 1.5 Discretionary Advances ................................................   3

     SECTION 2. Borrower's Representations and Warranties; Certain Covenants   4

 2.1 Organization, Licenses, Qualifications, Etc ...........................   4
 2.2 Power and Authority; Enforceability ...................................   4
 2.3 Liens .................................................................   4
 2.4 Payment of Taxes, Charges, Etc ........................................   4
 2.5 Restrictions on Transfer of Collateral ................................   5
 2.6 Reporting Requirements ................................................   5
 2.7 Additional Representations Regarding Accounts .........................  11
 2.8 Additional Representations Regarding Instruments, Chattel Paper, Etc ..  12
 2.9 Location of Collateral ................................................  12
2.10 Location of Records ...................................................  12
2.11 Additional Representations Regarding Financial Statements .............  12
2.12 Possession of and Insurance on Equipment ..............................  13
2.13 Borrower's Names and Offices ..........................................  13
2.14 Additional Representations Regarding Absence of Defaults Under
     Other Agreements ......................................................  13
2.15 Indemnification .......................................................  13
2.16 Taxes, Charges and Expenses Incurred with Respect to Revolving Line ..   14
2.17 Patents, Copyrights, Trademarks and Licenses .........................   14
2.18 Judgments/Actions ....................................................   15
2.19 Margin Stock .........................................................   15
2.20 No Untrue Statements or Omissions ....................................   15
2.21 Bankruptcy ...........................................................   16
2.22 Organizational Identification Number .................................   16

     SECTION 3. Inspection of Records; Further Assurance ..................   16


     SECTION 4. Security Interest of Bank in Collateral ...................   17

 4.1 Collateral ...........................................................   17
 4.2 Security Interest in Collateral Created/Acquired Hereafter ...........   18
 4.3 Further Assurances ...................................................   19
 4.4 Additional Further Assurances ........................................   20
 4.5 Restrictions on Pledging, Mortgaging Collateral ......................   20

     SECTION 5. Collection of Accounts Receivable .........................   21

 5.1 Collection and Application of Proceeds; Notifying Account Debtors ....   21
 5.2 Collection of Accounts ...............................................   22



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     SECTION 6. Additional Affirmative Covenants ..........................   22

 6.1 Financial Statements .................................................   22
 6.2 Insurance ............................................................   24
 6.3 Compliance with Laws .................................................   25
 6.4 Omitted ..............................................................   26
 6.5 Fixed Charge Coverage Ratio ..........................................   26
 6.6 Tangible Net Worth ...................................................   26
 6.7 Fees .................................................................   27
 6.8 Notification of Defaults, Suits, Etc .................................   28
 6.9 Omitted ..............................................................   28
6.10 Deposit Account ......................................................   28

     SECTION 7. Additional Negative Covenants .............................   28

 7.1 Liens ................................................................   29
 7.2 Borrowings; Permitted Indebtedness ...................................   29
 7.3 Dividends ............................................................   29
 7.4 Capital Expenditures .................................................   30
 7.5 Acquiring Assets, Etc. of Other Entities .............................   30
 7.6 Dissolution, Mergers, Change in Nature ...............................   30
 7.7 Subordinated Debt ....................................................   31
 7.8 Omitted ..............................................................   31
 7.9 Total Debt to Tangible Net Worth .....................................   31
7.10 Loans to Related Parties and Affiliates ..............................   31
7.11 Coverage Ratio .......................................................   33

     SECTION 8. Events of Default; Acceleration ...........................   32


     SECTION 9. Power to Sell or Collect Collateral .......................   35


     SECTION 10. Set Off ..................................................   37


     SECTION 11. Waivers ..................................................   38


     SECTION 12. Expenses; Proceeds of Collateral .........................   39


     SECTION 13. Duration; Extension ......................................   40


     SECTION 14. General ..................................................   41


     SECTION 15. Omitted ..................................................   44


     SECTION 16. Miscellaneous ............................................   44


     SECTION 17. Compliance With Laws .....................................   46


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Addendum A - Definitions
Exhibit A - Accounts Receivable and Inventory Reconciliation
Exhibit B - Certificate





















































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


                     REVOLVING CREDIT AND SECURITY AGREEMENT


         This Revolving Credit and Security Agreement (as may be amended, this "Agreement") is executed and delivered this 14th day of December, 2004, by and between UNIVERSAL POWER GROUP, INC., a Texas corporation ("Borrower"), with its chief executive office and its principal place of business at 1720 Hayden Drive, Carrollton, Texas 75006 and COMPASS BANK, an Alabama banking corporation ("Bank"), with its principal place of business at 15 South 20th Street, Birmingham, Alabama 35233. Borrower has applied to Bank for a revolving line of credit not to exceed an aggregate principal amount at any one time outstanding the sum of TWELVE MILLION AND NO/100 DOLLARS ($12,000,000.00) (as may be amended, the "Revolving Line") to be evidenced by a Master Revolving Promissory Note (as may be amended, the "Note") in such amount and to be secured by a security interest in all of the Collateral (as defined herein) on the terms hereinafter set forth.

         Bank is willing to extend the Revolving Line to Borrower up to an aggregate principal amount not in excess of the amount set forth above upon the security of the Collateral on the terms and subject to the conditions hereinafter set forth to refinance some of Borrower's existing indebtedness and to provide Borrower with ordinary working capital.

         Accordingly, Borrower and Bank, in consideration of the premises, the credit to be extended hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

         Capitalized terms not otherwise defined herein shall have the meaning attributed to the same in Addendum A hereto incorporated herein by reference as if fully set forth.


         SECTION 1.  Bank's Agreement to Make Advances.

         1.1 Borrowing Base. From the date hereof until May 5, 2007 (the "Maturity Date"), or such future date to which the Maturity Date of the Revolving Line may be extended (any such extension to be at Bank's sole discretion and evidenced by a writing executed by Bank), subject to the terms and conditions of this Agreement and Borrower's and all guarantor's (as applicable) performance of and compliance with each of the Loan Documents, and so long as no event of default (including, without limitation, the breach of any warranty or representation) hereunder or under any of the other Loan Documents shall have occurred, be continuing or would result, Bank agrees to extend to Borrower an open-end credit line (also referred to as the Revolving Line) on the basis of the following advance formula (such advance formula being hereinafter referred to as the "Borrowing Base"): eighty-five percent (85.0%) of the outstanding value of Borrower's Eligible Accounts Receivable, plus fifty percent (50.0%) of the value of Borrower's Eligible Inventory, not to exceed the lesser of (a) $5,000,000.00 or (b) eighty-five percent (85.0%) of the outstanding value of Borrower's Eligible Accounts Receivable at any one time outstanding; provided, however, that in no event shall the aggregate sum of all principal advances made by Bank to Borrower at any one time outstanding hereunder exceed the sum of $12,000,000.00. Within such limits and subject to the terms of this


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

Agreement, Borrower may borrow, repay without penalty or premium, and reborrow hereunder, from the date of this Agreement until the Maturity Date. It is expressly understood and agreed that Bank shall have no obligation to make an advance under the Revolving Line if the amount of such advance together with the amount outstanding under the Revolving Line exceeds or would exceed the lesser of (i) $12,000,000.00 or (ii) the Borrowing Base.

         The value of all Eligible Inventory shall be determined on the basis of any and all factors and criteria as Bank (in its sole discretion) shall deem appropriate, including, without limitation, that unless Bank shall determine that some other basis is more appropriate, such value shall be determined on the basis of the lower of cost, book or market value, net of all handling charges, taxes, assessments, insurance, warranty, interest, finance and other charges.

         If at any time Borrower is not entitled to any advances by the terms of this Agreement, Bank may, in its sole discretion, make requested advances; however, it is expressly acknowledged and agreed that, in such event, Bank shall have the right, in its sole discretion, to decline to make any requested advance and to require any payment required under the terms of the Agreement without prior notice to Borrower and the making of any such advances shall not be construed as a waiver of such right by Bank.

         It is understood that Borrower may from time to time request and apply for and Bank may, in its sole discretion, issue letters of credit for the benefit of such parties and on such terms and conditions as Borrower may request and apply for in written application(s) for letter(s) of credit in form and substance satisfactory to Bank, as delivered to Bank along with such other documentation as Bank may require. In no event shall Bank be required to issue any requested letter of credit, although otherwise acceptable in form and substance if (i) Borrower has not executed and delivered one or more promissory notes in form and substance acceptable to Bank further evidencing Borrower's agreement to reimburse Bank for any advances or payments made or which could be made under such letter of credit; (ii) the sum of the debit balance of Borrower's Loan Account, plus (a) the aggregate dollar amount of all issued and unexpired L/C's; plus (b) the dollar amount of the requested letter of credit exceeds the lesser of (c) the Borrowing Base or (d) $12,000,000.00; (iii) Borrower has not paid to Bank all required fees and executed and delivered such associated documentation as Bank shall request in form and substance acceptable to Bank; (iv) the requested letter of credit is not acceptable to Bank and does not provide for an expiration date acceptable to Bank; or (v) any default or event of default shall have occurred, be continuing or would result hereunder or under any of the other Loan Documents. Notwithstanding anything herein to the contrary, in no event shall Bank be required to issue L/C's hereunder in excess of $750,000.00 in the aggregate for all L/C's requested by Borrower to be issued by Bank hereunder.

         1.2 Evidence of Advance Not Causing Excess of Borrowing Base. If requested by Bank, prior to any request for an advance hereunder, Borrower shall submit to Bank such information and documents as Bank shall reasonably request to establish to Bank's satisfaction that, if approved, the requested advance will not cause the amount of funds outstanding to Borrower hereunder plus the aggregate dollar amount of all issued and unexpired L/C's to exceed the lesser of (i) the Borrowing Base or (ii) $12,000,000.00. Bank shall have no obligation to make any advance for which Borrower is unable to establish such to Bank's satisfaction.

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

         1.3      Borrower's  Loan Account.  All  borrowings/advances  under the
Revolving Line shall be evidenced by the Note and by entering such borrowings/advances as debits to Borrower's Loan Account. Bank shall also record in Borrower's Loan Account all other charges, expenses and items properly chargeable to Borrower hereunder (which shall also be evidenced by the Note), all payments made by Borrower on account of indebtedness under the Revolving Line and other appropriate debits (including, without limitation, debits for advances made to honor drafts presented under L/C's (which advances Borrower hereby expressly authorize)) and credits. The debit balance of Borrower's Loan Account shall also be evidenced by the Note and shall reflect the amount of Borrower's indebtedness to Bank from time to time hereunder.

         1.4 Exceeding Borrowing Base. If at any time the outstanding balance of Borrower's Loan Account plus the aggregate dollar amount of all issued and unexpired L/C's exceeds the lesser of (i) the Borrowing Base, or (ii) $12,000,000.00, then Borrower shall not be entitled to any additional advances under the Revolving Line while such excess exists and shall immediately remit to Bank immediately available funds sufficient to eliminate such excess and, if Bank requests, deliver to Bank additional collateral of a value and character satisfactory to Bank. If the Reconciliation Report (as defined in Section 2.6) indicates that Borrower's Loan Account or advances made to Borrower hereunder plus the aggregate dollar amount of all issued and unexpired L/C's exceeds the lesser of (i) the Borrowing Base or (ii) $12,000,000.00, then Borrower shall not be entitled to any additional advances under the Revolving Line while such excess exists and shall immediately remit to Bank (with the relevant Reconciliation Report) immediately available funds in the amount sufficient to eliminate such excess.

         1.5 Discretionary Advances. In the event that the availability of the Revolving Line hereunder expires by the terms of this Agreement, or by the terms of any agreement extending the Maturity Date of the Revolving Line, Bank may, in its sole discretion, make requested advances; however, it is expressly acknowledged and agreed that, in such event, Bank shall have the right, in its sole discretion, to decline to make any requested advance and may require payment in full of Borrower's Loan Account at any time without prior notice to Borrower and the making of any such advances shall not be construed as a waiver of such right by Bank. With regard to advances to honor drafts under L/C's, if, for any reason, any such advances are made after the termination or expiration of the Revolving Line or the occurrence or continuation of any default or event of default hereunder, or when Bank otherwise has no obligation to make advances hereunder, Borrower shall reimburse Bank for such advances in full upon demand by Bank and until the time of such reimbursement, such advance shall bear interest at the rate of interest set forth in the Note (unless otherwise agreed by Bank and Borrower in writing) and be secured by the Collateral.

         Bank's right to demand reimbursement with interest under this Section shall be in addition to and cumulative of and not in lieu of any and all other rights and remedies available to Bank under the Loan Documents or under any document executed in connection with any L/C's. Any such reimbursement obligation shall be evidenced by the Note, or, at Bank's option, by the Borrower's executing and delivering additional promissory notes to Bank in form and substance acceptable to Bank.
Nothing in this Section 1 shall be deemed to extend the availability of the Revolving Line beyond the time noted in Section 13 hereof.


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     SECTION 2. Borrower's Representations and Warranties; Certain Covenants. To
induce Bank to enter into this Agreement, Borrower represents, warrants and covenants as follows:

         2.1 Organization, Licenses, Qualifications, Etc. Borrower (a) is a duly organized corporation, validly existing, and in good standing under the laws of the State of Texas; (b) has all necessary licenses and corporate power and authority to own its assets and conduct its business as now conducted or presently proposed to be conducted; (c) has no subsidiaries; and (d) is duly qualified and in good standing (and will remain so qualified and in good standing) in every jurisdiction in which it is or shall be doing business or in which the failure to so qualify and remain in good standing would or could have an adverse effect on its business or properties, the Collateral or Bank.

         2.2 Power and Authority; Enforceability. The execution, delivery and performance hereof are within Borrower's corporate powers, have been duly and validly authorized and are not in contravention of the law or the terms of Borrower's charter, by-laws or other incorporation papers, or of any indenture, agreement, or undertaking or any law, regulation or order to which Borrower is a party or by which it or any of its properties is or may be bound. Upon and delivery hereof, this Agreement will be a valid and binding obligation of Borrower enforceable in accordance with its terms. This Agreement, the Note and all other Loan Documents executed by Borrower have been validly executed and delivered by Borrower and constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally.

         2.3 Liens. Except for the Permitted Liens and the security interests granted to Bank hereby or by any of the other Loan Documents in favor of Bank, Borrower is and, as to Accounts Receivable, Inventory and other Collateral arising or to be acquired after the date hereof, shall be the sole and exclusive owner of the Accounts, the Inventory and each and every other item of Collateral free from any lien, claim, charge, security interest, mortgage, secondary financing or encumbrance, and Borrower shall defend the Accounts, the Inventory and each and every other item of Collateral and all Proceeds and products thereof against all claims and demands of all persons at any time claiming the same or any interest therein adverse to the interests of Bank.

         2.4 Payment of Taxes, Charges, Etc. Borrower will promptly pay all taxes or charges levied on or with respect to, and will at all times keep the Accounts, the Inventory and each and every other item of Collateral, free and clear of all liens, claims, charges, security interests, mortgages, secondary financing and encumbrances whatsoever, other than the Permitted Liens and the security interests granted to Bank hereby or by any of the other Loan Documents. Borrower agrees to take all actions that Bank may request to establish and maintain a valid title and security interest in the Accounts, the Inventory and each and every other item of Collateral, free and clear of all other liens, claims, charges, security interests, mortgages, secondary financing and encumbrances whatsoever (other than the Permitted Liens), including, without limitation, the payment of any amounts, taxes, assessments, fees and/or charges necessary to perfect and note Bank's interest in the same. If such amounts, taxes, assessments, fees and/or charges remain unpaid after the date fixed for


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the payment of same, or if any lien, claim, charge, security interest, mortgage, secondary financing or encumbrance shall arise, or be claimed or asserted with respect to the Accounts, the Inventory or any other item of Collateral, Bank may, without notice to Borrower, pay such taxes, assessments, charges or claims, or take any and all other actions (including the payment of money) deemed desirable by Bank to remove any such lien, claim, charge, security interest, mortgage, secondary financing or encumbrance, and Borrower agrees that the amounts thereof, along with any amounts necessary to perfect and note Bank's interest in any Collateral, shall be charged to Borrower's Loan Account described herein and shall bear interest at the rate of interest borne by Borrower's obligations under the Note.

         2.5 Restrictions on Transfer of Collateral. Borrower will not (and will not allow or suffer any other person or entity to) sell (except for the sale of Inventory in the normal and ordinary course of Borrower's business), transfer, lease, convey or otherwise dispose of the Collateral, any portion thereof, or any interest therein (or any of the Proceeds thereof, including, without limitation, money, checks, money orders, drafts, notes, instruments, documents, chattel paper, Accounts, returns or repossessions), without Bank's prior written consent.

         2.6 Reporting Requirements. Borrower will deliver to Bank, so long as any of the Liabilities shall remain outstanding, the following:

(a) monthly,
on or before the tenth (10th) day of each calendar month or more often as Bank shall request, (i) detailed reports in form acceptable to Bank of all Borrower's Accounts Receivable (including the aggregate balance of all Accounts) and accounts payable as of the last day of the immediately preceding calendar month (or such shorter applicable period), and the period of time which has elapsed with respect to such Accounts Receivable and accounts payable since the invoice date with respect thereto (together with Borrower's certification as to any counterclaims, offsets or contra-accounts with respect to any of Borrower's Accounts); (ii) summaries of all of Borrower's Inventory as of the last day of the immediately preceding calendar month (or such shorter applicable period), and the value thereof, and also accompanied by a completed and executed Accounts Receivable and Inventory Reconciliation Report substantially in accordance with Exhibit A hereto (herein referred to as a "Reconciliation Report"); and (iii) if requested by Bank, a copy of Borrower's sales journal or invoice register for the immediately preceding calendar month (or such shorter applicable period) and the dates, amounts and Account Debtors with respect to such billings;

                           (b)      omitted;

                           (c) if  requested  by Bank,  when and as generated by
                  Borrower, copies of all of Borrower's invoices (or similar documents relating to the sales and leasing of Inventory or the provision of services), which such invoices (or similar documents) shall be in form satisfactory to Bank and shall specify the location at which the goods or services related thereto are to be delivered, installed and/or performed;

                           (d) if requested by Bank, promptly (within one business day) upon any reduction or diminution in the face


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                  value  of  any  Account   Receivable  greater  than  $5000.00,
                  Borrower shall advise Bank thereof and, if Bank requests, Borrower shall provide Bank with a signed writing explaining the circumstances resulting in such reduction;

                           (e) if  requested  by  Bank,  daily sales and invoice
                  registers or journals reflecting, on a daily basis, the information described above;

                           (f) if requested by Bank, contemporaneously with each
                  and every remittance with respect to the Accounts Receivable and upon each deposit of funds to the remittances account maintained by and in the name of Bank (the "Remittances Account"), Borrower shall provide to Bank a report reflecting the amount of all such remittances and the Accounts with respect to which such remittances were made, together with copies of Borrower's cash receipts journal reflecting such remittances; and

                           (g)  such  other  documents,   instruments,  data  or
                  information of any type requested by Bank with respect to the Accounts Receivable, Inventory and any other Collateral.

         2.7 Additional Representations Regarding Accounts. At the time any Account becomes subject to a security interest in favor of Bank, said Account shall be a good and valid Account representing an undisputed, bona fide indebtedness incurred by the Account Debtor named therein, for merchandise held subject to delivery instructions or theretofore shipped or delivered pursuant to a contract of sale; or for services theretofore performed by Borrower with or for said Account Debtor; there shall be no set-offs, counterclaims, or disputes against any such Account except as indicated in some written list, statement or invoice furnished to Bank with reference thereto; and Borrower shall be the lawful owner of all such Accounts and shall have good right to subject the same to a security interest in favor of Bank. No such Account shall be sold, assigned, or transferred to any person other than Bank or in any way encumbered except to Bank, and Borrower shall defend the same against the lawful claims and demands of all persons other than Bank. If any Account shall be in violation of
(a) any one or more of the warranties expressed in this section or (b) any of the requirements to be an Eligible Account Receivable, it shall not be deemed an Eligible Account Receivable for purposes of this Agreement.

         2.8 Additional Representations Regarding Instruments, Chattel Paper, Etc. At the time Borrower pledges, sells, assigns or transfers to Bank any instrument, document of title, security, chattel paper or other property, or any interest therein, Borrower shall be the lawful owner thereof and shall have good right to pledge, sell, assign or transfer the same; none of such property shall have been pledged, sold, assigned or transferred to any person other than Bank or in any way encumbered (except for the Permitted Liens), and Borrower shall defend the same against the lawful claims and demands of all persons other than Bank.

         2.9 Location of Collateral. Except for Inventory sold in the ordinary course of business, all Inventory and other tangible Collateral have always been, are and shall continue to be kept at Borrower's principal place of


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

business as reflected in Schedule 2.9 of this Agreement.

         2.10 Location of Records. All records of Borrower pertaining to Accounts Receivable, general intangibles and contract rights have always been, are and shall continue to be kept at Borrower's chief executive office as noted on the first page of this Agreement.

         2.11 Additional Representations Regarding Financial Statements. Subject to any limitations stated therein or in connection therewith, all balance sheets, earnings statements and other financial data which have been or may hereafter be furnished to Bank to induce it to enter into this Agreement, to extend credit from time to time hereunder, or otherwise furnished in connection herewith, do or shall fairly represent the financial condition of Borrower (or other persons or entities, as applicable) as of the dates and results of operations for the periods for which the same are furnished in accordance with generally accepted accounting principles consistently applied, and all other information, reports and other papers and data furnished to Bank shall be accurate, as of the relevant date, and correct in all material respects and complete insofar as completeness may be necessary to give Bank a true and accurate knowledge of the subject matter.

         2.12 Possession of and Insurance on Equipment. With respect to any and all equipment which may now or hereafter constitute Collateral hereunder, Borrower shall maintain possession of same, keep the same in good repair, and maintain casualty insurance on the same naming Bank as additional insured and lender loss payee under a lender loss payee endorsement.

         2.13 Borrower's Names and Offices. Borrower's name, chief executive office and principal place of business as set forth on the first page of this Agreement, except as otherwise disclosed in writing to Bank. Borrower will promptly advise Bank in writing sixty (60) days prior to any change in Borrower's name, place of organization, organizational identification number, chief executive office or principal place of business.

         2.14 Additional Representations Regarding Absence of Defaults Under Other Agreements. Borrower is not now and will not be in default under any agreement evidencing an obligation for the payment of money, performance of a service or delivery of goods, demand for performance under which, or acceleration of the maturity of which would render Borrower insolvent or unable to meet its other debts as they become due or conduct its business as usual.

         2.15 Indemnification. In the event (a) any of Borrower's warranties or representations shall prove to be false or misleading; (b) any Account Debtor in judicial proceeding, shall assert against Bank or any of its officers, employees, directors, managers or agents a claim or defense arising out of any transaction between the Account Debtor and Borrower; or (c) Borrower or any other person or entity shall assert against Bank or any of its officers, employees, directors, managers or agents a claim or defense arising out of or relating to any of the Collateral, the Liabilities or any of the Loan Documents, Borrower agrees to indemnify and hold Bank harmless from and against any liability, judgment, cost, attorneys' fees or other expense whatsoever arising therefrom.

         2.16 Taxes, Charges and Expenses Incurred with Respect to Revolving Line. Borrower will pay any and all taxes (with the exception of taxes measured by income), charges and expenses of every kind or description paid or incurred by Bank under or with respect to the Revolving Line, the Loan Documents, any advances hereunder or any Collateral therefor or the collection of or realization upon the same. Borrower hereby authorizes Bank to debit such and all other taxes, charges and expenses provided for in this Agreement (including, without limitation, those taxes, charges and expenses for which Borrower is liable under Section 12) to Borrower's Loan Account.

         2.17 Patents, Copyrights, Trademarks and Licenses. With exception to such items as are specified in Schedule 2.17 attached hereto and made a part hereof, none of the Collateral is patented, copyrighted, copyrightable, licensed or trademarked by Borrower or incorporates or is subject, in whole or part, to any copyright, license, patent or trademark in favor of Borrower or any of its affiliates. Prior to the time any Collateral is copyrighted, licensed, patented or trademarked or incorporates or is subjected, in whole or in part, to any copyright, license, patent or trademark, Borrower shall notify Bank and shall take (or cause to be taken) all actions necessary to preserve the perfection and priority of Bank's security interest in such Collateral.

         2.18 Judgments/Actions. There are no judgments, actions, suits, claims, proceedings or investigations existing, outstanding, pending, or to the best of Borrower's knowledge after due inquiry, threatened or in prospect, before any court, agency or tribunal, or governmental authority against or involving Borrower or any guarantor which do or could materially affect the business, properties, prospects, financial condition, earnings, results of operations or earnings capacity of Borrower or any guarantor or which question the validity of the Revolving Line or any of the Loan Documents, or any action or instrument contemplated by any of them, except as specified in Schedule 2.18 attached hereto and made a part hereof for all purposes.

         2.19 Margin Stock. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin" stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), as amended from time to time ("Regulation U"). No part of the proceeds of any advance under the Revolving Line shall be used directly or indirectly for the purpose of purchasing, acquiring, carrying, financing or refinancing the purchase of any "margin stock" as defined in and contemplated by Regulation U or for any other purpose which would constitute "purpose credit" under Regulation U. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         2.20 No Untrue Statements or Omissions. Neither this Agreement, nor any document, certificate, or statement furnished (or to be furnished) to Bank by or on behalf of Borrower pursuant to or in connection with this Agreement contains (or will contain) any untrue statement of a material fact or omits (or will omit) to state a material fact necessary to make the statements contained herein and therein not misleading. There is no fact known to Borrower that materially and adversely affects, or will materially and adversely affect, the assets, business, operations, or condition of Borrower that has not been specifically set forth in this Agreement or otherwise disclosed by Borrower to Bank in writing.

         2.21 Bankruptcy. Borrower is and at all times shall remain solvent as defined under applicable Texas state law and the federal bankruptcy code and is not now and has not been in the past three (3) years a debtor under any title of the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101, et seq.

         2.22 Organizational Identification Number, Etc. The number assigned by the State of Texas as Borrower's organizational identification number is 0024967800; and Borrower understands that the organizational identification number above is not Borrower's federal or state tax or employer identification number. The Revolving Line is being obtained and the Collateral is being used, held or acquired for business purposes. Nothing in this Section 2 shall be deemed to extend the availability of the Revolving Line beyond the time noted in
Section 13 hereof.

         SECTION 3.  Inspection of Records; Further Assurance.

         Borrower shall at reasonable times and from time to time allow Bank, by or through any of its officers, managers, agents, employees, attorneys or accountants to (i) examine, inspect and make extracts from Borrower's books and records; (ii) analyze Borrower's financial statements; (iii) arrange for verification of Borrower's Accounts Receivable, Inventory, Eligible Accounts Receivable and Eligible Inventory under reasonable procedures, directly with
Account Debtors or by other methods; and (iv) inspect, review and audit Borrower's Inventory and other Collateral at any time during normal business hours, without prior notice to Borrower. Borrower shall allow, do, make, execute and deliver all such additional and further acts, things, deeds, assurances, agreements and instruments which Bank may require more completely to vest in and assure to Bank its rights hereunder and in any Collateral and to assure that Borrower's Loan Account balance does not exceed Borrower's availability hereunder.
Nothing in this Section 3 shall be deemed to extend the availability of the Revolving Line beyond the time noted in Section 13 hereof.

         SECTION 4.  Security Interest of Bank in Collateral.

         4.1 Collateral. As security for the payment and performance of all Liabilities, Bank shall have and Borrower hereby assigns to Bank and grants to Bank a continuing lien on, security interest in and right of set-off against the following described property and rights:

         All of Borrower's:

                           (a)      Accounts and Accounts Receivable;

                           (b)      Inventory, equipment, machinery, furnishings
                  and   furniture, wheresoever the same may be located;

                           (c) contract  rights,  investment  property,  chattel
                  paper, electronic chattel paper and software, commercial tort claims, deposit accounts, letter of credit rights, health-care-insurance receivables, documents, documents of title, warehouse receipts, bills of lading, notes, notes receivable, instruments, general intangibles and payment intangibles;

                           (d) licenses,  patents,  tradenames,  trademarks  and
                  copyrights and any and all licenses and other rights to use, incorporate, license, sell and/or assign any licenses, patents, tradenames, trademarks and copyrights and any property incorporating any of the foregoing, together with all applications for registration and registrations obtained for any of the foregoing, and all renewals and/or extensions thereof, rights to sue for infringements and all other rights corresponding thereto, and all related licenses and royalties, and all further or other property that pertains, incorporates or relates to or emanates or derives from any license, patent, tradename, trademark or copyright and/or the ownership, use, possession, transfer, or licensing thereof (whether as licensor or licensee) and any property which embodies or incorporates any of the foregoing, and all proceeds, products, rents, issues, royalties, profits and returns of and from any of the foregoing, and all related rights and property (collectively referred to as "Intellectual Property");

                           (e) goods, instruments, notes, notes receivable, documents, documents of title, warehouse receipts, bills of lading, certificates of title, policies and certificates of insurance, securities, investment property, chattel paper, deposits, cash and other property which are now or may hereafter be in the possession of or deposited with Bank, or which are otherwise assigned to Bank, or as to which Bank may now or hereafter control possession by documents of title or otherwise; and

                           (f) substitutions, accessions, additions, parts, accessories, attachments, replacements, Proceeds and products of, for and to any and all of the foregoing, including, without limitation, any and all insurance and tort proceeds, and any and all such substitutions, accessions, additions, parts, accessories, attachments, replacements, Proceeds and products in the form of any of the property described or referenced in (a) through (e) above, whether now or hereafter owned, existing, created, arising or acquired.

         4.2 Security Interest in Collateral Created/Acquired Hereafter. No submission by Borrower to Bank of any schedule or other particular identification of Collateral shall be necessary to vest in Bank a security interest in each and every item of Collateral now existing or hereafter created or acquired, but rather, such security interest shall vest in Bank immediately upon the creation or acquisition of any item of Collateral, without the necessity for any other or further action by Borrower or Bank; provided, however, that Borrower shall execute such other and additional documents, instruments and agreements as requested by Bank to evidence the security interests contemplated hereby. In addition to and without limiting any other rights and remedies of Bank arising under this Agreement and/or applicable law, Borrower hereby grants, assigns and transfers to Bank a fully-paid, royalty-free, perpetual, non-exclusive, unrestricted license to use, sell, assign, modify, reproduce, distribute, license and sublicense any copyright, patent, tradename, trademark or license and other Intellectual Property constituting Collateral and any goods and other property incorporating any of the foregoing which Bank may exercise at any time upon or after the occurrence of a default or event of default under this Agreement or any of the other Loan Documents without further action, consent or approval of Borrower.

         4.3 Further Assurances. To the extent allowable under applicable law, the Uniform Commercial Code of Texas shall govern the security interests provided for herein. In connection therewith, Borrower (at Borrower's expense) shall take such steps and execute, deliver and file (as applicable) (or cause the execution, delivery and filing (as applicable) of) such financing statements, continuation statements, agreements (including, without limitation, security agreements and landlord, creditor and mortgagee subordination agreements), documents, and papers (all in form and substance acceptable to
Bank) as Bank may from time to time request to perfect or preserve the perfection and priority of Bank's security interests granted hereby or by any of the other Loan Documents. Borrower hereby appoints and empowers Bank, or any employee of Bank which Bank may designate for the purpose, as its attorney-in-fact, to execute and/or endorse (and file, as appropriate) on its behalf any documents, agreements, papers, checks, financing statements and other documents which, in Bank's sole judgment, are necessary to be executed, endorsed and/or filed in order to (i) perfect or preserve the perfection and priority of Bank's security interests granted hereby or by any of the other Loan Documents and (ii) collect or realize upon the Collateral or otherwise exercise its rights and remedies under any of the Loan Documents or applicable law. Without limiting any of Bank's rights and remedies under law or any other provisions of this Agreement or any of the other Loan Documents, Borrower authorizes the filing by Bank of any and all financing statements in any and all jurisdictions Bank deems necessary or appropriate to perfect Bank's security interest in the Collateral and/or any other property.

         4.4 Additional Further Assurances. If, by reason of location of Borrower, the Collateral or otherwise, the creation, validity, or perfection of security interests provided for herein are governed by law other than the Uniform Commercial Code of Texas, Borrower shall take such steps and execute and deliver such documents, agreements, papers and financing statements as Bank may from time to time request to comply with the Uniform Commercial Code, the Uniform Trust Receipts Act, the Factors Lien Act, or other laws of Texas or other states or jurisdictions, each as applicable. Borrower hereby appoints and empowers Bank, or any employee of Bank which Bank may designate for the purpose, as its attorney-in-fact, to execute and/or endorse (and file, as appropriate) on its behalf any documents, agreements, papers, checks, financing statements and other documents which, in Bank's sole judgment, are necessary to be executed, endorsed and/or filed in order to (i) perfect or preserve the perfection and priority of Bank's security interests granted hereby or by any of the other Loan Documents and (ii) collect or realize upon the Collateral or otherwise exercise its rights and remedies under any of the Loan Documents or applicable law.

         4.5 Restrictions on Pledging, Mortgaging Collateral. Except for the Permitted Liens, Borrower shall not pledge, mortgage, or create or suffer to exist a security interest in any of the Collateral or any Proceeds or products thereof, or sell, assign, or create a security interest in any of the Collateral or any Proceeds or products thereof in favor of any person other than Bank unless such security interest is expressly subordinated to Bank's security interest therein and Bank has approved in writing the existence and status of such security interest.
Nothing in this Section 4 shall be deemed to extend the availability of the Revolving Line beyond the time noted in Section 13 hereof.

         SECTION 5. Collection of Accounts Receivable.

         5.1 Collection and Application of Proceeds; Notifying Account Debtors. Until Bank requests that Account Debtors on Accounts Receivable of Borrower be notified of Bank's security interest therein, Borrower shall continue to collect such Accounts Receivable. Borrower shall notify Bank of any collections received and shall hold the same in trust for Bank without commingling the same with other funds of Borrower and shall turn the same over to Bank immediately upon receipt in the identical form received. All Account payments and other Proceeds transmitted to Bank via any lock-box, by Borrower or otherwise, will be handled and administered in and through a remittance or special account; the maintenance of any such account shall be solely for the convenience of Bank, and Borrower shall not have any right, title, or interest in or to any such account or in the amounts at any time appearing to the credit thereof. Bank may apply and credit Account payments and other Proceeds transmitted to or otherwise received by Bank via any lock-box, by Borrower or otherwise, against the outstanding balance in Borrower's Loan Account or any other Liabilities; however, Bank shall not be required to credit Borrower's Loan Account or any other Liabilities with the amount of any check or other instrument constituting provisional payment until Bank has received final payment thereof at its office in cash or solvent credits accepted by Bank. In addition, Borrower shall notify the Account Debtors of the security interest of Bank in any Account and shall instruct Account Debtors to remit payments directly to Bank by way of a Compass Bank lock-box (to be identified by Bank), and Bank may itself at any time so notify and instruct Account Debtors.
         5.2......Collection  of  Accounts.  Borrower  (i) shall (a) deliver any instrument or chattel paper  evidencing or  constituting an Account to Bank, and
(b) use its best efforts to collect its Accounts in a commercially reasonable manner; and (ii) agrees that no court action or other legal proceeding or garnishment, attachment, repossession of property, detinue, sequestration or any other attempt to repossess any merchandise covered by an Account shall be attempted by Borrower except by or under the direction of competent legal counsel. Borrower hereby agrees to indemnify and hold Bank harmless for any loss or liability of any kind or character which may be asserted against Bank by virtue of any suit filed, process issued, or any repossession or attempted repossession done or attempted by Borrower or by virtue of any other actions or endeavors which Borrower may make to collect any Accounts or repossess any such merchandise.
Nothing in this Section 5 shall be deemed to extend the availability of the Revolving Line beyond the time noted in Section 13 hereof.

         SECTION 6.  Additional Affirmative Covenants.

         Until all indebtedness of Borrower to Bank has been paid in full and all Liabilities have been satisfied:

         6.1 Financial Statements. Borrower shall submit or cause to be submitted to Bank (i) Borrower's internally prepared monthly financial statements within thirty (30) days after the close of each month in each fiscal year including a balance sheet as of the close of such period, an income statement, and such other statements containing financial information which Bank reasonably may require, prepared and analyzed in accordance with generally accepted accounting principles and attested to by an authorized officer of Borrower; (ii) Borrower's audited fiscal year-end financial statements (in form, preparation and substance acceptable to Bank) within ninety (90) days after the close of each of its fiscal years, including a balance sheet as of the close of such period, an income statement, a reconciliation of stockholders' equity, and a statement of cash flows, all certified by an independent certified public accountant acceptable to Bank and analyzed in accordance with generally accepted accounting principles; (iii) each guarantor's annual financial statements within one hundred twenty (120) days after the close of each of Borrower's fiscal years; (iv) together with each delivery of financial statements required above, the certificate of Borrower substantially in the form of Exhibit B hereto signed by the president of Borrower stating, among other things, that no event has occurred which constitutes an event of default or would constitute an event of default but for the requirement that notice be given, or time elapse or both, under any loans, notes, debentures, bonds, leases, or other obligations of Borrower then outstanding, including, but not limited to, this Agreement (such certificate shall publish the accounting calculations used to determine compliance or noncompliance with Borrower's financial obligations and financial covenants, including those provided in this Agreement), or, if any such event of default or defaults exists, specifying the nature thereof; (v) if requested by Bank, copies of Borrower's and each guarantor's respective annual tax returns (and all related schedules, forms and attachments) within thirty (30) days following the filing thereof with the Internal Revenue Service; (vi) monthly compliance certificates of Borrower, in a form to be provided by Bank, within thirty (30) days of each month's end hereunder; (vii) annual budget of Borrower, in a monthly format (in form and content satisfactory to Bank in its sole discretion), consisting of a balance sheet and related statements of income, retained earnings, and cash flow, to be provided within thirty (30) days prior to the year end for the upcoming year; and (viii) such other financial and related information when and as requested by Bank regarding Borrower, the Collateral and any endorser, guarantor or surety of any of the Liabilities of Borrower to Bank.

         6.2 Insurance. Borrower shall (i) maintain insurance (written by insurance companies acceptable to Bank) in form, amount and substance acceptable to Bank, including, without limitation, extended multi-peril hazard, worker's compensation, general liability insurance and insurance upon Borrower's property, all facets of its businesses and all the Collateral; (ii) furnish to Bank, upon request, a statement of the insurance coverage; (iii) use its best efforts to protect and preserve the Collateral and shall obtain other or additional insurance promptly, upon request of Bank, to the extent that such insurance may be available; and (iv) cause Bank to be named as an additional insured and a lender loss payee as to all insurance covering Collateral, pursuant to endorsements in form and substance acceptable to Bank. All insurance proceeds, payments and other amounts paid to or received by Bank under or in connection with any and all such policies may be retained by Bank in whole or part as additional Collateral for the Liabilities and/or, at Bank's option, be applied in whole or part to the payment of such of the Liabilities as shall then be due and/or, at Bank's option, be held (in a remittance or other special account in which neither Borrower nor any guarantor shall have an interest) for application to Liabilities not yet due and be applied to such Liabilities as and when the same shall come due, in such order as Bank may determine in its sole discretion. All insurance policies shall provide for a minimum of ten (10) days' written cancellation notice to Bank and, at Bank's request, all such policies shall be delivered to and held by Bank. In the event of failure to provide and maintain insurance required by this Agreement, Bank may, at its option, provide such insurance and charge the costs and expenses incurred to Borrower's Loan Account. Bank is hereby made attorney-in-fact for Borrower to (i) obtain, adjust, and settle, in its sole discretion, such insurance, and (ii) endorse any drafts or checks issued in connection with such insurance.

         6.3 Compliance with Laws. Borrower does and shall at all times while any Liabilities remain unsatisfied comply with all applicable laws, ordinances, rules and regulations of any governmental authority or entity governing or affecting Borrower, any of its property, the Collateral or any part thereof, and shall immediately notify Bank of any and all actual, alleged or asserted violations of any such laws, ordinances, rules or regulations. Without limitation to the generality of the foregoing, Borrower shall comply, and cause to be complied, with all laws, governmental standards and regulations applicable to Borrower or any Collateral in respect of occupational health and safety, toxic and hazardous waste and substances and environmental matters. Borrower promptly shall notify Bank of receipt of any notice of any actual, alleged or asserted violation of any such law, standard or regulation. Borrower hereby agrees to indemnify, defend and hold Bank harmless from all loss, cost, damage, claim and expense incurred by Bank on account of Borrower's breach of any representation, warranty or requirement of this Section, Borrower's failure to perform the obligations of this Section, and/or Borrower's or any Collateral's violating any applicable laws, ordinances, rules or regulations, including, without limitation, any environmental or occupational health and safety laws or regulations. This indemnification shall survive the closing of the Revolving Line, payment of the Revolving Line and the exercise of any right or remedy under any of the Loan Documents. Borrower represents that there are no pending claims or threats of claims by private or governmental or administrative authorities relating to environmental impairment, conditions, or regulatory requirements involving Borrower or any Collateral.

         6.4      Omitted.

         6.5 Fixed Charge Coverage Ratio. Borrower shall have as of the date hereof, and maintain at all times thereafter, a minimum Fixed Charge Coverage Ratio of 1.50 to 1.00, which ratio shall be measured on a rolling twelve-month basis. Borrower's Fixed Charge Coverage Ratio shall be tested monthly and defined as the quotient of (i) the sum of (a) (1) Borrower's earnings before interest, tax, depreciation and amortization expenses (EBITDA), plus (2) Borrower's rent expenses paid, plus (3) Borrower's bonus that is accrued but not paid for 2004 only, plus (4) Borrower's non-recurring expenses of $100,000.00 for calendar year 2004 only, plus (5) Management Fees paid to Zunicom less (b) the sum of (1) capital expenditures not financed, plus (2) Borrower's dividends paid, plus (3) Borrower's cash taxes and distributions to Zunicom, Inc. ("Zunicom") or other related parties; divided by (ii) the sum of
(a) Borrower's regularly scheduled payments of principal paid, plus (b) Borrower's interest expenses paid, plus (c) Borrower's rent expenses paid, plus
(d) Borrower's capital lease obligations paid, plus (e) Management Fees paid to Zunicom during the applicable measuring period. Borrower shall provide Bank with full cooperation with respect to all monthly tests hereunder.

         6.6 Tangible Net Worth. Borrower shall maintain a minimum Tangible Net Worth of not less than $4,750,000.00 for Borrower's fiscal year ending December 31, 2004. Thereafter, the December 31, 2005 and the December 31, 2006 Borrower's Tangible Net Worth covenant shall be set at the actual amount of Borrower's Tangible Net Worth for the previous calendar year-end plus $350,000.00, with such $350,000.00 to come from Borrower's pre-tax income. Borrower's Tangible Net Worth shall be tested on a monthly basis by Bank, and Borrower agrees to provide full cooperation with Bank with respect to such monthly tests.

         6.7 Fees. In consideration of Bank's commitment to make advances on the Revolving Line and Bank's incurring certain administrative expenses, Borrower agrees to and shall pay to Bank (i) a non-refundable credit facility fee in the amount of $15,000.00 ($5,000.00 of which shall have been paid as of the date of this Agreement, with the remaining $10,000.00 to be paid on or before January 5, 2005); and (ii) a letter of credit fee equal to two percent (2%) of the amount of any letters of credit requested to be issued by Bank for the benefit of Borrower hereunder, such amount(s) to be paid annually; and (iii) quarterly (or more often as may be required by the terms below), in arrears, an unused line fee (calculated as set forth below on the basis of a 360-day year) beginning to accrue on the date hereof with the first payment due on January 1, 2005, and payments thereafter due on the first day of each succeeding calendar quarter (and on the Maturity Date (or on any other date when advances under the Revolving Line are terminated and the amount outstanding under the Revolving Line is paid in full)) equal to the product of (a) 0.375% of the average Unused Availability under the Revolving Line for the calendar quarter or portion thereof preceding such payment and (b) the number of days elapsed since the latter of the date hereof or the date of the last such payment under this Section (if any), divided by 360. For purposes of this Section, "Unused Availability" shall mean and refer to the amount by which $12,000,000.00 exceeds the average balance of Borrower's Loan Account for such period. Bank and Borrower acknowledge and agree that Bank shall, upon the Effective Date hereof, advance to Borrower the sum of $30,000.00 to assist with fees due to Borrower's existing lender, General Electric Capital Corporation. Borrower shall repay this amount to Bank in increments of $5,000.00 commencing on January 5, 2005, and continuing thereafter on the fifth (5th) day of each successive month thereafter for the first six months of calendar year 2005. Borrower further agrees to pay any fee imposed by Bank pursuant to the Loan Documents including, but not limited to the fees set forth in Section 11 or Section 12 herein.

         6.8 Notification of Defaults, Suits, Etc. Promptly after the same shall have become known to Borrower, Borrower shall notify Bank in writing of
(i) any default or event of default under any of the Loan Documents, (ii) any material change in Borrower's financial condition and/or prospects and/or (iii) any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined, might impair the ability of Borrower to perform its obligations under the Loan Documents, impair the ability of Borrower to carry on its business substantially as now conducted, or which might materially affect the business, operations, properties, assets or condition, financial or otherwise, of Borrower.

         6.9      Omitted.

         6.10 Deposit Account. So long as any Liabilities are outstanding, Borrower shall establish and maintain its primary deposit accounts with Bank. Nothing in this Section 6 shall be deemed to extend the availability of the Revolving Line beyond the time noted in Section 13 hereof.

         SECTION  7.  Additional Negative Covenants.

         Until all indebtedness of Borrower to Bank has been paid in full and all Liabilities have been satisfied:

         7.1 Liens. Borrower shall not create or permit the creation of any lien upon any of the Collateral except for Permitted Liens and the security interests granted to Bank under the Loan Documents.

         7.2 Borrowings; Permitted Indebtedness. Except for borrowings under the Revolving Line, Borrower shall not borrow any money other than (i) Subordinated Debt not to exceed $250,000.00 in the aggregate at any given time (but only to the extent such borrowings and loans shall be fully subordinated hereto) or (ii) for trade credit and to finance the purchase of equipment in the ordinary course of business, not to exceed $50,000.00 in the aggregate at any given time (but only to the extent such borrowings and loans shall be fully subordinated hereto), without Bank's prior written consent. Except in favor of Bank, Borrower shall not guarantee, endorse or assume, either directly or indirectly, any indebtedness of any other corporation, person, or entity.
         7.3 Dividends. Borrower shall not pay, make or declare any dividends, distributions, or other similar payments to Borrower's directors, managers, officers, employees, owners, parent, members, affiliates, subsidiaries or other related persons or entities. Notwithstanding anything herein to the contrary, Bank agrees that Borrower may pay a monthly management fee to Zunicom of up to $40,000.00 per month and quarterly dividends equal to 50% of Borrower's net income for any fiscal quarter for cash, taxes, or other Zunicom expenses, provided that (a) no Default of Event of Default exists as of the date any such payment is to be made or such payment would cause or result in a Default or Event of Default, (b) there is at least $500,000.00 of borrowing availability under the Revolving Line after the making of any such payment, (c) no more than one dividend is paid per fiscal quarter of Borrower, and (d) any such dividend is paid no sooner than thirty (30) days from Bank's receipt of the financial statements delivered by Borrower for the end of the month that coincides with the end of such fiscal quarter of Borrower. Borrower shall not redeem, purchase or in any manner acquire any of its outstanding shares without Bank's prior written consent.

         7.4 Capital Expenditures. Borrower and its subsidiaries, on a consolidated basis, shall not make aggregate capital expenditures or contracts for capital expenditures together aggregating in excess of (a) $150,000.00 for the calendar year 2004, and (b) $100,000.00 for calendar year 2005 and each calendar year thereafter, except expenditures for equipment financed by purchase money security interest liens.

         7.5 Acquiring Assets, Etc. of Other Entities. Borrower shall not purchase or acquire, directly or indirectly, any shares of stock, any substantial part of the assets of, any interest in, evidences of indebtedness, loans or other securities of any person, corporation or other entity, without Bank's prior written consent.

         7.6 Dissolution, Mergers, Change in Nature. Borrower shall not (i) liquidate, discontinue or materially reduce its normal operations with intention to liquidate; (ii) cause, allow or suffer to occur (a) the merger or consolidation of or involving Borrower with or into any corporation, partnership, or other entity, or (b) the sale, lease, transfer or other disposal of all or any substantial part of its assets, or any of its Accounts Receivable;
(iii) acquire any corporation, partnership or other entity (or any interest therein), whether by stock or asset purchase or acquisition or otherwise, without the prior written consent of Bank; (iv) enter into any lease which could be characterized as a capitalized lease; or (v) cause, allow, or suffer to occur any change in the ownership, nature, control or corporate structure of Borrower without the prior written consent of Bank.

         7.7 Subordinated Debt. Borrower shall not make any payment upon any Subordinated Debt described in any subordination agreement delivered to Bank.

         7.8      Omitted.

         7.9 Total Debt to Tangible Net Worth. Borrower shall have a maximum Total Debt to Tangible Net Worth ratio, which ratio shall measured on a monthly basis, of (a) 3.75 to 1.00, as of the date hereof and maintained until December 30, 2005 inclusive, (b) 3.50 to 1.00, from December 31, 2005 through December 30, 2006 inclusive, and (c) 3.25 to 1.00, from December 31, 2006 through the Maturity Date inclusive.

         7.10 Loans to Related Parties and Affiliates. Except as otherwise specified herein or otherwise agreed and consented to by Bank, Borrower shall not make, extend or allow to remain outstanding any loans or advances to or investments in Borrower's affiliates, parent, subsidiaries, owners, directors, employees, members, officers, managers or other related persons or entities that cause or would cause a violation or a further violation of any of the covenants, terms or conditions of Section 6 or Section 7 of this Agreement. Further, Bank agrees that Borrower, at the closing of the transactions contemplated under the Note and hereunder, may lend a sum not to exceed $375,000.00 to AlphaNet (so called herein) which amounts AlphaNet will in turn utilize to repay existing loan balances (the "AlphaNet Loan"), provided that such AlphaNet Loan will not result in a Default or Event of Default hereunder. It is understood and agreed that the AlphaNet Loan shall be considered an intangible for purposes of calculating Borrower's financial covenants hereunder.

         7.11 Interest Coverage Ratio. Borrower shall have as of the date hereof, and maintain at all times thereafter, a minimum Interest Coverage Ratio of 2.00 to 1.00, which ratio shall be measured on a rolling twelve-month basis. Borrower's Interest Coverage Ratio shall be tested monthly and defined, for the calendar year 2004 only, as the quotient of (i) the sum of (a) Borrower's earnings before interest and tax expenses (EBIT), plus (b) Borrower's bonus accrual not to be paid (2004 only), plus (c) Borrower's non-recurring expenses of $100,000.00 (2004 only); divided by Borrower's interest expenses paid during the applicable measuring period. For the calendar year 2005 and thereafter, Borrower's Interest Coverage Ratio shall be tested monthly and defined as the quotient of (aa) Borrower's EBIT, divided by (bb) Borrower's interest expenses paid during the applicable measuring period. Borrower shall provide Bank with full cooperation with respect to all monthly tests hereunder. Nothing in this

Section 7 shall be deemed to extend the availability of the Revolving Line beyond the time noted in Section 13 hereof.

         SECTION 8. Events of Default; Acceleration. Any or all of the obligations, indebtedness and liabilities of Borrower to Bank, including, without limitation, the Liabilities, shall be, at the option of Bank and notwithstanding any time or credit allowed by any of the Loan Documents or any other document, agreement or instrument evidencing any of the Liabilities, immediately due and payable without notice or demand, and the obligation of Bank to make advances hereunder shall immediately cease and terminate upon and after the occurrence of any of the following events of default:

                           (a) default in the payment or  performance,  when due
                  or payable, of any of the Liabilities of Borrower or any liability or obligation (whether now or hereafter existing, arising or incurred, direct or indirect, conditional or unconditional) of any endorser, guarantor, or surety for any of the Liabilities of Borrower to Bank;

                           (b) failure by Borrower,  any  guarantor or any other
                  person or entity, as applicable, to (i) pay or perform any act or obligation imposed hereby or by any of the other Loan Documents, or (ii) comply with any of the terms, conditions, warranties, covenants or requirements contained or referenced herein or in one or more of the other Loan Documents;

                           (c) failure  of  Borrower  or  any  other  person  or
                  entity, as applicable, to pay when due (i) any tax or (ii) any premium on any (a) insurance policy assigned to Bank, or (b) any insurance covering any Collateral;

                           (d) if any warranty or representation contained herein shall prove false or misleading or if Borrower or any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank made or makes any other misrepresentation to Bank for the purpose of obtaining credit or any extension of credit;

                           (e) failure of Borrower or any  endorser,  guarantor,
                  or surety for any of the Liabilities of Borrower to Bank to furnish financial information or to permit the inspection of the books or records or Collateral of Borrower or of any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank;

                           (f) issuance of an injunction  or attachment  against
                  property of, the general assignment by, judgment against or filing of a petition in bankruptcy by or against Borrower or any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank; the filing of an application in any court for a receiver for Borrower or any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank; or the death, dissolution, incapacity or liquidation of Borrower or of any endorser, guarantor or surety for any of the

                  Liabilities of Borrower to Bank;

                           (g) calling of a meeting of creditors, appointment of
                  a committee of creditors or liquidation agents, or offering of a composition or extension to creditors by, for or of Borrower or by, for or of any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank;

                           (h) bankruptcy or  Insolvency  of Borrower or of any
                  of Borrower's owners, or of any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank;

                           (i) any change in the ownership,  nature,  control or
                  structure of Borrower without the prior written consent of Bank;

                           (j) failure   of   Borrower   or  any other person or
                  entity, as applicable, to maintain any insurance required hereunder and/or assigned or pledged to Bank in connection herewith;

                           (k) occurrence or continuation of any default or event of default by or attributable to Borrower under or in connection with any mortgage, lease, security agreement, note, bond, indenture, loan agreement or similar instrument or agreement to which Borrower is now or may hereafter be a party or by which Borrower or any of its property (including, without limitation, the Collateral) is now or may hereafter be bound or affected;

                           (l) fraud or misrepresentation by or on behalf of Borrower or any guarantor in its transactions with Bank;

                           (m) such a change in the condition or affairs (financial or otherwise) of Borrower or of any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank or of the Collateral or any other source of repayment of or security for any of the Liabilities which, in the opinion of Bank, impairs Bank's security or increases its risk;

                           (n) any breach or violation of or failure to abide by
                  any warranty, covenant, term or provision of this Agreement, the Note or any of the other Loan Documents; Bank's not obtaining or maintaining a first perfected security interest in any of the Collateral; or the termination, cancellation or revocation of any of the Loan Documents without Bank's consent or the determination by Bank that any of the Loan Documents is void, voidable or unenforceable;

                           (o) a  judgment  against  Borrower  remaining unpaid,
                  unstayed or undismissed or a period of more than five(5) days;

                           (p) Borrower  discontinuing doing  business for  more
                  than five (5) consecutive calendar days during any year for any reason; or

                           (q) the  cancellation  of the  Brinks  Home  Security
                  contract with Borrower, or if such contract is not renewed by Brinks Home Security or Borrower, or if such contract ceases to exist for any reason whatsoever; or

                           (r) any default or event of default under the Note or any of the other Loan Documents.

         It is expressly understood and agreed that neither (a) the provisions above or any of the other terms of any of the Loan Documents nor (b) Borrower's or any other person's compliance or non-compliance with this Agreement or any of the other Loan Documents shall abrogate or restrict Bank's right to demand payment in full of the Revolving Line and all other Liabilities at any time in Bank's sole discretion.

         SECTION 9. Power to Sell or Collect Collateral.

         Upon the occurrence of any of the above events of default and at any time thereafter, Bank shall have, in addition to all other rights and remedies, the remedies of a secured party under the Uniform Commercial Code of Texas (regardless of whether the Uniform Commercial Code has been enacted in the jurisdiction where rights or remedies are asserted), including, without limitation, the right to take possession and dispose of the Collateral, and for that purpose Bank may, so far as Borrower can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom or take possession of same and/or store the same on such premises for a reasonable time pending disposition under the terms of this Agreement or applicable law. Bank may require Borrower to assemble the Collateral and make it available to Bank at a place designated by Bank which is reasonably convenient to both parties. Unless the Collateral is perishable or is of a type customarily sold on a recognized market, Bank shall give to Borrower at least five (5) days' prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Bank may, at any time, in its discretion, transfer any securities or other property constituting Collateral into its own name or that of its nominee and receive the income therefrom and hold the same as security for the Liabilities or apply it on principal, interest, charges or expenses due on Liabilities in any manner deemed appropriate by Bank. Bank may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon Collateral as Bank may determine, whether or not Liabilities or Collateral are then due, and Bank may receive, open and dispose of mail addressed to Borrower and sign and endorse notes, checks, drafts, money orders, certificates and documents of title and related forms or other evidences of payment, shipment or storage or any form of Collateral on behalf of and in the name of Borrower as Borrower's attorney-in-fact for such purpose. Bank may apply Collateral and the Proceeds from any Collateral against the Liabilities secured hereby in any manner deemed appropriate by Bank. The enumeration of the foregoing rights is not intended to be exhaustive, and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. As against the obligations secured hereby, Borrower hereby expressly waives all claims and all rights to claim any exemptions, both as to personal and real property, allowed or allowable under the Constitution or laws of the United States, the State of Texas or any other jurisdiction. Any notice to Borrower of sale, disposition or other intended action by Bank, required by law to be given to

Borrower, sent to Borrower at the address of Borrower shown on the first page of this Agreement or at such other address of Borrower as may from time to time be shown on Bank's records, at least five (5) days prior to such action, shall constitute reasonable notice to Borrower. Bank may resort to any security given by this Agreement or to any other security now existing or hereafter given to secure the payment of Borrower's Liabilities, in whole or in part, and in such portions and in such order as may seem best to Bank in its sole discretion, and any such action shall not in any way be considered as a waiver of any of the rights, benefits, or security interests evidenced by this Agreement or any of the other Loan Documents. Bank may, at all times, proceed directly against Borrower to enforce payment of Borrower's Liabilities and shall not be required first to enforce its rights in the Collateral or any other security granted to it. Bank shall not be required to take any action of any kind to preserve, collect, or protect Bank's or Borrower's rights in the Collateral or any other security granted to Bank.

         SECTION 10.  Set Off.

         Bank and any participant and any holder of all or any part of the Liabilities are given hereby as additional security for all Liabilities a continuing lien and security interest in and upon any and all moneys, securities and other property of Borrower and the Proceeds thereof, now or hereafter held or received by or in transit to Bank (or such participant or holder) from or for Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposit balances (general or special) and credits of Borrower with, and any and all claims of Borrower against Bank (or such participant or holder) at any time existing, and upon the occurrence of an event of default hereunder, Bank (or such participant or holder) may apply or set off the same against the Liabilities secured hereby or by any of the other Loan Documents in any manner deemed appropriate by Bank (or such participant or holder). Borrower agrees that any other person or entity purchasing a participation from Bank may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such person or entity were the direct creditor of Borrower in the amount of such participation.

         SECTION 11.  Waivers.

         Borrower waives demand, presentment, protest, notice of protest, notice of intent to accelerate, notice of acceleration, notice of acceptance of this Agreement, and notice of advances and loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect both to the Liabilities and Collateral, Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of any or all of the Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Bank may deem advisable. Bank shall have no duty as to the collection or protection of any or all of the Collateral or any income therefrom, nor as to the preservation of any rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody of Collateral in its possession. Bank may exercise its rights with respect to Collateral without resorting or regard to other Collateral or sources of reimbursement for the Liabilities. Bank shall not be deemed to have waived any of its rights upon or under any of the Liabilities or Collateral unless such waiver be in writing and signed by Bank. No course of dealing and no delay or omission on the part of Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of Bank with respect to Liabilities or Collateral, whether evidenced hereby, by any of the other Loan Documents or by any other instrument or paper, shall be cumulative and may be exercised singularly or concurrently. Bank reserves the right to assess and collect a fee in connection with any agreement by Bank to waive the violation of any covenant contained in the Loan Documents or to waive or forego its rights and remedies upon the occurrence of an event of default. This section shall not in any respect obligate Bank to waive the violation of any covenant or to forego its rights and remedies upon the occurrence of an event of default, which Bank may or may not do in its sole discretion.

         SECTION 12.  Expenses; Proceeds of Collateral.

         Irrespective of whether the proceeds of the Revolving Line are disbursed, Borrower shall pay all fees and expenses, including, without limitation, legal fees and expenses, filing fees, insurance premiums and expenses, appraisal fees, recording costs and taxes (except taxes measured by Bank's income) incurred by Bank or Borrower from time to time in connection with the preparation and closing, filing, administration, amendment and modification of the Revolving Line, this Agreement, the Note, and the other Loan Documents and those documents and instruments associated with the perfection and creation of the security interests and other rights granted pursuant hereto or pursuant to any of the other Loan Documents and Bank's selling, negotiating, documenting and/or enforcing participations in the Revolving Line and the Loan Documents. Borrower shall pay to Bank on demand any and all such fees and expenses incurred or paid by Bank, together with any and all fees, expenses and costs (a) of collection or (b) otherwise incurred or paid by Bank in protecting, enforcing or realizing its rights upon or with respect to any of the Liabilities, the Loan Documents or the Collateral (including, without limitation, reasonable counsel fees, including, without limitation, those incurred in connection with any appeal or any bankruptcy proceedings). After deducting all of said fees and expenses, the residue of any proceeds of collection or sale of Liabilities or Collateral shall be applied to the Liabilities and interest, charges and expenses constituting or related to the Liabilities in such order of preference as Bank may determine, proper allowance for Liabilities not then due being made, and, to the extent allowed by law, without limiting any of Borrower's or any guarantor's obligations or any of Bank's rights under the Loan Documents, Borrower and guarantors shall remain liable for any deficiency. In addition and without limiting the foregoing, Borrower shall pay and shall indemnify Bank for all fees, losses, costs and expenses incurred by Bank in connection with the L/C's and/or the L/C Documents, including, without limitation, legal fees and expenses, arising from or related to the L/C's and/or the L/C Documents.

         SECTION 13.  Duration; Extension.

         The Revolving Line shall terminate on the Maturity Date, at which time all principal, interest, charges and expenses outstanding hereunder, under the Note or under any of the other Loan Documents shall be due and payable in full unless due sooner under the terms of the Note, this Agreement or any of the other Loan Documents. It is understood that any extension hereof may require a revision of certain provisions of this Agreement. No modification or amendment of this Agreement or extension of the Maturity Date shall be effective unless placed in writing and duly executed by Bank and Borrower. It is expressly agreed that this Agreement shall survive the maturity or termination of the Revolving Line in all respects necessary for Bank to exercise its rights and remedies hereunder and with respect to the Collateral. The maturity or termination of the Revolving Line shall in no way affect any transactions entered into or rights created or obligations incurred prior to such maturity or termination; rather, such rights and obligations shall be fully operative until the same are fully disposed of, concluded and/or liquidated. Without limitation to the generality of the foregoing, such maturity or termination shall not release nor diminish any of (i) Borrower's obligations and agreements, or (ii) Bank's rights and remedies arising hereunder or in connection herewith until full and final payment and performance of all of the Liabilities. This Agreement shall be a continuing agreement in every respect.

         SECTION 14.  General.

         Any demand upon or notice to Borrower that Bank may elect to give shall be effective (i) upon delivery if such notice is given personally, or (ii) upon the third day following the date of dispatch if deposited in the mails, addressed to Borrower at the address noted on the first page of this Agreement or, if Borrower has notified Bank in writing of a change of address, to Borrower's last address so notified, or (iii) upon receipt if by facsimile, telecopy, or email. Demands or notices addressed to Borrower's address at which Bank customarily communicates with Borrower shall also be effective. If at any time or times by assignment or otherwise Bank transfers any of the Liabilities (either separately or together with the Collateral therefor), such transfer shall carry with it Bank's powers and rights under this Agreement and the other Loan Documents with respect to the Liabilities and/or Collateral transferred, and the transferee shall become vested with said powers and rights whether or not they are specifically referred to in the transfer. If and to the extent Bank retains any of the Liabilities or Collateral, Bank will continue to have the rights and powers herein set forth with respect thereto. All notices provided to Bank by Borrower under or related to any of the Loan Documents, the Liabilities or the Collateral, including, without limitation, under any one or more Sections of the Texas Uniform Commercial Code, shall be sent to the address of Bank noted on the first page of this Agreement, Attention: Structured Lending, with a copy to Compass Bank, P.O. Box 11830, Birmingham, Alabama 35202; no notice sent to Bank shall be effective until received by Bank. THE NOTE, THIS AGREEMENT AND ALL OF THE OTHER LOAN DOCUMENTS, AND ALL RIGHTS AND OBLIGATIONS HEREUNDER AND THEREUNDER, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, EXCEPT THAT ANY CONFLICT OF LAWS RULE OF SUCH JURISDICTION THAT WOULD REQUIRE REFERENCE TO THE LAWS OF SOME OTHER JURISDICTION SHALL BE DISREGARDED. ANY SUITS, CLAIMS OR CAUSES OF ACTION ARISING DIRECTLY OR INDIRECTLY FROM THIS AGREEMENT, THE NOTE, THE OTHER LOAN DOCUMENTS OR ANY OTHER AGREEMENTS OR INSTRUMENTS BETWEEN BANK AND BORROWER RELATING TO SUCH DOCUMENTS MAY BE BROUGHT IN A COURT OF APPROPRIATE JURISDICTION IN DALLAS COUNTY, TEXAS AND OBJECTIONS TO VENUE AND PERSONAL JURISDICTION IN SUCH FORUM ARE HEREBY EXPRESSLY WAIVED. THIS AGREEMENT HAS BEEN NEGOTIATED AND IS BEING EXECUTED AND DELIVERED IN THE STATE OF TEXAS, OR IF EXECUTED BY BORROWER ELSEWHERE, SHALL BECOME EFFECTIVE UPON

BANK'S RECEIPT AND ACCEPTANCE OF THE EXECUTED ORIGINAL OF THIS AGREEMENT IN THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT BANK SHALL HAVE NO OBLIGATION TO GIVE, NOR SHALL BORROWER BE ENTITLED TO RECEIVE ANY NOTICE OF SUCH RECEIPT AND ACCEPTANCE FOR THIS AGREEMENT TO BECOME A BINDING OBLIGATION OF BORROWER. IT IS INTENDED, AND BORROWER AND BANK SPECIFICALLY AGREE, THAT THE LAWS OF THE STATE OF TEXAS GOVERNING INTEREST SHALL APPLY TO THIS TRANSACTION. BORROWER HEREBY ACKNOWLEDGES THAT (I) THE NEGOTIATION, EXECUTION, AND DELIVERY OF THE LOAN DOCUMENTS CONSTITUTE THE TRANSACTION OF BUSINESS WITHIN THE STATE OF TEXAS, (II) ANY CAUSE OF ACTION ARISING UNDER ANY OF SAID LOAN DOCUMENTS WILL BE A CAUSE OF ACTION ARISING FROM SUCH TRANSACTION OF BUSINESS, AND (III) BORROWER UNDERSTANDS, ANTICIPATES, AND FORESEES THAT ANY ACTION FOR ENFORCEMENT OF PAYMENT OF THE REVOLVING LINE OR THE LOAN DOCUMENTS MAY BE BROUGHT AGAINST IT IN THE STATE OF TEXAS. TO THE EXTENT ALLOWED BY LAW, BORROWER HEREBY SUBMITS TO JURISDICTION IN THE STATE OF TEXAS FOR ANY ACTION OR CAUSE OF ACTION ARISING OUT OF OR IN CONNECTION WITH THE REVOLVING LINE OR THE LOAN DOCUMENTS AND WAIVES ANY AND ALL RIGHTS UNDER THE LAWS OF ANY STATE OR JURISDICTION TO OBJECT TO JURISDICTION OR VENUE WITHIN DALLAS COUNTY, TEXAS; NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS PARAGRAPH SHALL PREVENT BANK FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST BORROWER, ANY GUARANTOR, ANY
SECURITY FOR THE REVOLVING LINE, OR ANY OF BORROWER'S OR ANY GUARANTOR'S PROPERTIES IN ANY OTHER COUNTY, STATE, OR JURISDICTION. INITIATING SUCH ACTION OR PROCEEDING OR TAKING ANY SUCH ACTION IN ANY OTHER STATE OR JURISDICTION SHALL IN NO EVENT CONSTITUTE A WAIVER BY BANK OF ANY OF THE FOREGOING. Nothing contained herein, or in any of the documents contemplated hereby, shall be deemed to render Bank on the one hand, and Borrower on the other hand, partners or venturers for any purpose. This Agreement is intended to take effect as a sealed instrument.

         SECTION 15.  Omitted .

         SECTION 16.  Miscellaneous.
         In the event of actual conflict in the terms and provisions of this Agreement and any of the other Loan Documents or any other document, instrument or agreement executed in connection with this Agreement or described or referred to in this Agreement, the terms and provisions most favorable to Bank shall control. No modification, consent, amendment or waiver of any provision of this Agreement or any of the other Loan Documents, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Bank, and then shall be effective only in the specific instance and for the purpose for which given. This Agreement and each of the other Loan Documents are binding upon Borrower, its successors and assigns, and inure to the benefit of Bank, its successors and assigns. Borrower may not assign or delegate any of its rights or obligations under the Revolving Line, this Agreement or any of the other Loan Documents. All representations and warranties of Borrower herein, and all covenants and agreements of Borrower herein, in the other Loan Documents, or in any other document delivered hereunder or in connection herewith, shall survive the execution of this Agreement and shall be deemed continuing representations, warranties, covenants and agreements.
         This Agreement and each of the other Loan Documents shall be deemed to be drafted by all parties hereto and shall not be construed against any party hereto. In the event any one or more of the terms or provisions contained in this Agreement, in any of the other Loan Documents or in any other instrument or agreement referred to herein or executed in connection with or as security for the Liabilities, or any application thereof to any person or circumstances, shall be declared prohibited, illegal, invalid or unenforceable to any extent in any jurisdiction, as determined by a court of competent jurisdiction, such term or provision, in that jurisdiction, shall be ineffective only to the extent of such prohibition, illegality, invalidity or unenforceability, or as applied to such persons or circumstances, without invalidating or rendering unenforceable the remaining terms or provisions hereof or thereof or affecting the validity or enforceability of such term or provision in any other jurisdiction or as to other persons or circumstances in such jurisdiction, unless such would effect a substantial deviation from the general intent and purpose of the parties, make a significant change in the economic effect of the transactions contemplated herein on Bank, or impair the validity or perfection of Bank's security interest in any Collateral or the validity of any guaranty or other security for the Liabilities, in which event a substitute provision shall be supplied by the court in order to provide Bank with the benefits intended by such invalid term or provision. Borrower hereby expressly acknowledges and agrees that Bank may share with and disclose to any participant and any of Borrower's other creditors information regarding Borrower, the Liabilities and the Collateral as and when Bank determines is necessary or convenient to establish and confirm to Bank's and any participant's and any other creditor's satisfaction Bank's rights against Borrower and rights and priority in the Collateral. The table of contents hereto and the headings of the sections, paragraphs and subdivisions of this Agreement are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

         SECTION 17.  Compliance With Laws.

         It is the intention of Bank and Borrower to conform strictly to any applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under any applicable law, then, in that event, notwithstanding anything to the contrary in this Agreement, the other Loan Documents, or any other agreement entered into in connection with or as security for or guaranteeing the Revolving Line, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged, or received by Bank under or in connection with the Revolving Line shall under no circumstances exceed the Highest Lawful Rate (as defined below), and any excess shall be canceled automatically and, if theretofore paid, shall, at the option of Bank, be credited by Bank on the principal amount of any indebtedness owed to Bank by Borrower or refunded by Bank to Borrower, and (ii) in the event that the payment of the Revolving Line is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to Bank may never include more than the Highest Lawful Rate and excess interest, if any, to Bank provided for in this Agreement or the other Loan Documents or otherwise with respect to the Revolving Line shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall, at the option of Bank, be credited by Bank on the principal amount of any indebtedness owed to Bank by Borrower or refunded by Bank to Borrower.

         "Highest Lawful Rate" means the maximum non-usurious interest rate that at any time or from time to time may be contracted for, taken, reserved, charged, or received on amounts due to Bank, under laws applicable to Bank with regard to the Revolving Line that are presently in effect or, to the extent allowed by law, under such applicable laws that allow a higher maximum non-usurious rate than applicable laws now allow.

         IN WITNESS WHEREOF, the parties hereto have hereunder set their hands and seals on this day of December, 2004.

        [Remainder of Page Intentionally Omitted; Signature Pages Follow]






                                        BORROWER:

                                        UNIVERSAL POWER GROUP, INC.,
                                        a Texas corporation

                                        By:      _____________________________

                                        Name:    _____________________________

                                        Title:   _____________________________

                                        BANK:
Witness:                                COMPASS BANK



_________________________________       By:_________________________________
                                        Its:____________________________

                            CORPORATE ACKNOWLEDGMENT

STATE OF ______________

COUNTY OF ____________

         I, the undersigned, Notary Public in and for said County in said State, hereby certify that _________________________, whose name as of UNIVERSAL POWER GROUP, INC., a Texas corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand this the           day of December, 2004.
                                      ---------

                                         ---------------------------------
                                         Notary Public
[NOTARIAL SEAL]                          My commission expires:_________________




STATE OF _______________

COUNTY OF _____________

         I, the undersigned, Notary Public in and for said County in said State, hereby certify that _____________________________, whose name as of COMPASS BANK, an Alabama banking corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand this the           day of December, 2004.
                                      ---------


                                         -----------------------------------
                                         Notary Public
[NOTARIAL SEAL]                          My commission expires:_________________

                                   ADDENDUM A

                                   DEFINITIONS

         1        "Account"  and "Account Receivable" shall mean and include all accounts, accounts receivable, notes, notes receivable, contracts, contract rights, retail installment sales contracts, drafts, documents, documents of title, warehouse receipts, bills of lading, title retention and lien instruments, security agreements, acceptances, instruments, conditional sales contracts, chattel mortgages, chattel paper, general intangibles, and other forms of obligation and rights to payment and receivables whether or not yet earned by performance, including, without limitation, state and federal tax refunds.

         2        "Account Debtor" shall mean the party who is obligated  on  or under any Account Receivable.

         3        "Borrower's  Loan   Account"   shall  mean  the account on the
books of Bank in which Bank will record loans and other advances made by Bank to or on behalf of Borrower pursuant to the Agreement, payments received on such loans and advances and other appropriate debits and credits as provided by the Agreement or any of the other Loan Documents.

         4        "Collateral"  shall  mean any and all  property  in which Bank acquired, now has, by this Agreement or any of the other Loan Documents (as defined herein) acquires, or hereafter acquires a security interest or other rights or interests as security for the Liabilities (as defined herein) and without limiting the foregoing expressly includes the property described in
Section 4 of the Agreement.

         5        "Current Ratio" - omitted.

         6        An   "Eligible  Account  Receivable"  shall  mean  an  Account
Receivable of Borrower in which Bank holds a first perfected security interest which meets each of the following requirements and is otherwise acceptable to
Bank:
                           (a) it arises from the sale or lease of goods or from
                  services rendered, such goods have been shipped or delivered to the Account Debtor under such Account Receivable and such services have been fully performed and have been accepted by the Account Debtor, and Borrower's full right to payment for all sums due from such Account Debtor with respect to such Account Receivable shall have been earned and then be due and payable;

                           (b) it is a valid and legally enforceable  obligation
                  of the Account Debtor thereunder according to its express terms, and is not subject to any offset, counterclaim, crossclaim, or other defense on the part of such Account Debtor denying liability thereunder in whole or in part;

                           (c) it is not subject to any mortgage, lien, security
                  interest, right of a surety under a performance bond or otherwise or similar adverse rights or interests whatsoever other than the security interests granted to Bank hereunder;

                           (d) it is evidenced by an invoice,  dated the date of
                  shipment (in the case of goods sold or leased) (other than with respect to an Approved Bill and Hold) or the date of performance (in the case of services rendered) and having payment terms acceptable to Bank, rendered to such Account Debtor, and is not evidenced by an instrument, note, draft, title retention and lien instrument, security agreement, acceptance, conditional sales contract, chattel mortgage or chattel paper and further, if requested by Bank, a copy of such invoice shall have been delivered to and received by Bank;

                           (e) it is not owing by an Account Debtor whose obligations with respect to which Bank, acting in its discretion, shall have notified Borrower in writing are not deemed to constitute an Eligible Account Receivable;

                           (f) it is not  due  from  an  affiliated  or  related
                  corporation or entity, subsidiary corporation or entity, parent corporation or entity, or any owner, officer, director, manager or employee of Borrower or of any such affiliated, related, subsidiary, or parent corporation or entity, or any individual who is a relative of any one or more of the foregoing by blood or marriage;

                           (g) it does not constitute,  require or  provide  for
                  progress   billings,  retainages  or deferred payments under a
                  contract not fully performed;

                           (h) it does  not  constitute,  in  whole  or in part,
                  interest or finance charges on outstanding balances, any amount received as a down payment or prepayment or other principal reduction or similar payment, any chargebacks or contra amounts or accounts;

                           (i) it  is  an Account  Receivable  with  respect  to
                  which no return, repossession, rejection, cancellation, or repudiation shall have occurred or have been threatened;

                           (j) it is an Account Receivable with respect to which
                  Borrower continues to be in full conformity with the representations, warranties and covenants of Borrower made with respect thereto;

                           (k) it  is  not  subject  to any sales  terms,  trial
                  terms, sales-or-return terms, consignment terms, guaranteed sales or performance terms, minimum sales terms, C.O.D. terms, cash terms, or similar terms or conditions;

                           (l) it is not owed by an Account  Debtor  that is not
                  an individual residing in the United States or Canada or a corporation or partnership organized and validly existing under the laws of a state within the United States unless the payment of such Account is supported by a letter of credit in form and substance and issued by an issuer acceptable to Bank;

                           (m) it is not an Account Receivable subject, in whole
                  or in part, to any "bill and hold" or similar arrangement pursuant to which the invoice is delivered prior to the actual delivery of the sold or leased goods or the performance of the services;

                           (n) it is not an  Account  Receivable  which  remains
                  unpaid after the earlier of (i) the passage of ninety (90) days or more since the relevant invoice date, or (ii) the passage of sixty (60) days since the relevant due date;

                           (o) it is not owed by any Account Debtor with respect
                  to which ten percent (10%) or more of its total Accounts owing to Borrower remain unpaid after the earlier of (i) ninety (90) days from invoice or earlier due date, or (ii) sixty (60) days since the relevant due date;

                           (p) it is not an Account  owed by an  Account  Debtor
                  whose aggregate Account balance with Borrower exceeds ten percent (10%) of the total value of Borrower's total Accounts (the portion over ten percent [10%] to be considered ineligible); provided, however, that on a case-by-case basis throughout the term of the Revolving Line, exceptions to the ten percent (10%) threshold adjustments set forth herein to those Accounts set above ten percent (10%) shall be considered by Bank, in its sole and absolute discretion, based on credit worthiness, historical performance, and other factors deemed relevant to Bank in its sole discretion. The following exceptions are hereby noted, but may be subject to revision and/or removal subsequent to the date hereof: (i) Brinks Home Security (45%), and (ii) Radio Shack, Inc. (20%); however, Brinks Home Security shall be reduced to 25% and Radio Shack, Inc. shall be reduced to 10% automatically upon the reduction by Standard & Poor's or Moody's ratings and investment services of the senior unstructured debt rating of the aforementioned companies to a rating below investment grade; and

                           (q) it is not an Account  owed by the  United  States
                  Government or any other governmental body, agency, entity or authority unless such Account arises from a government contract that is a United States Government contract in form and substance acceptable to Bank ("Government Contract") and Borrower and Bank have completed and executed a Notice of Assignment and an Assignment form and all other forms and documents necessary to assign Borrower's right, title and interest in such Government Contract and all Accounts and other rights arising thereunder to Bank and Borrower shall have provided to Bank a copy of the relevant Government

                  Contract; and furthermore a Government Contract shall only be an Eligible Account to the extent Borrower has invoiced the United States Government for payment for amounts then due and owing thereunder and Bank has received the United States Government's acknowledgment of the relevant Notice of Assignment.

         7        "Eligible  Inventory"  shall  mean  Borrower's  finished-goods
Inventory in which Bank holds a first perfected security interest, and which meets each of the following requirements and is otherwise acceptable to Bank:

                           (a)  it is  not  private  label  or  styled  type  or
                  otherwise subject to special marketing conditions or marketability limitations judged by Bank, in its sole discretion, to be unacceptable;

                           (b) it is not parts,  supplies,  raw  materials,  nor
                  work in process, nor does it include any shipping or packaging materials;

                           (c) it is not  materials  or  supplies  used or to be
                  used, or consumed or to be consumed in the normal course of business of Borrower;

                           (d) it is new and unused;

                           (e) it is owned by Borrower and is not subject to any
                  lien or security interest whatsoever other than the security interest granted to Bank hereunder;

                           (f) it is held for sale in the  normal  and  ordinary
                  course of Borrower's business;

                           (g) it is  located  at one of  Borrower's  places  of
                  business in (i) Dallas, Texas, (ii) Oklahoma City, Oklahoma, or (iii) Overland Park, Kansas;

                           (h) it is not of a type of inventory  that is subject
                  to any recall, class action litigation, governmental action, order, inquiry or investigation;

                           (i) it is not located on any leased  premises  unless
                  Bank has a signed landlord subordination agreement from the relevant landlord in form and substance acceptable to Bank;

                           (j) it is not on consignment and no warehouse receipt
                  or document of title is or shall have been issued in respect of such Inventory;

                           (k) it is not Inventory  that Bank, in its reasonable
                  discretion, has determined to be unmarketable or unacceptable; and

                           (l) it is not an item,  type,  or class of  inventory
                  which turns less than once each 365 days.

         Notwithstanding the foregoing, Borrower and Bank acknowledge and agree that, for purposes of calculating the Borrower's Borrowing Base hereunder, a ten percent (10%) slow moving reserve will be withheld from the value of Eligible Inventory (the "SM Reserve"). The SM Reserve will be re-evaluated during each field exam by the Bank.

         8        "Insolvency"  of Borrower or any other  person or entity shall mean that there shall have occurred with respect to Borrower or such other person or entity one or more of the following events: dissolution, termination of existence, liquidation, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by or against Borrower or such other person or entity, or institution of any action or proceeding with respect to Borrower or such other person or entity under or pursuant to any insolvency laws relating to the relief of debtors by or against Borrower or such other person or entity, institution of proceedings in bankruptcy or with respect to the readjustment of indebtedness, reorganization, composition or extension by or against Borrower or such other person or entity (including, without limitation, under or pursuant to the United States Bankruptcy Code, as amended, or under any similar law at any time enacted), or if any action shall be taken for the purpose of effecting any of the foregoing.

         9        "Inventory"  shall mean all of Borrower's (or other entities', as applicable) inventory (as defined in the Uniform Commercial Code as enacted in the State of Texas, or in any other jurisdiction) and all finished goods, other goods, merchandise and other personal property now owned or hereafter acquired by Borrower which are held for sale, lease, or rental or are furnished or to be furnished under a contract of service and all raw materials, work in process, component parts, materials or supplies used or to be used, or consumed or to be consumed, in Borrower's business, and related products and all goods represented thereby, wherever located, and all such goods that may be reclaimed or repossessed from or returned by Borrower's customers, and all shipping and packaging materials relating to any of the foregoing.

         10       "Liabilities" shall mean any and all obligations, indebtedness and liabilities of Borrower to Bank or any affiliate of Bank of every kind and description, whether direct or indirect, absolute or contingent, joint or several, due or to become due, liquidated or unliquidated, now existing or hereafter arising, and all extensions, modifications, renewals, and refinancings thereof, regardless of how such Liabilities arise or by what agreement or instrument (if any) they may be evidenced and include obligations to perform acts and refrain from taking actions as well as obligations to pay money. Without limiting the foregoing, Liabilities shall specifically include all liabilities and obligations of Borrower hereunder and the obligation to repay the indebtedness evidenced by the Note. Without limiting the foregoing, Liabilities also shall include all obligations heretofore, now or hereafter incurred by Borrower under any agreement between Borrower and Bank or any affiliate of Bank, whether now existing or hereafter entered into, including, without limitation, any agreement which provides for an interest rate, currency, equity, credit or commodity swap, cap, floor or collar, spot or foreign currency exchange transaction, cross currency rate swap, currency option, any combination of, or option with respect to, any of the foregoing or similar transactions, for the purpose of hedging Borrower's exposure to fluctuations in interest rates, exchange rates, currency, stock, portfolio or loan valuations or commodity prices. Without limiting the foregoing, Liabilities shall specifically include all liabilities and obligations of Borrower evidenced by or arising under or in connection with (a) this Agreement; (b) the Note; and (c) any letters of credit heretofore, now or hereafter issued by Bank at Borrower's request (the "L/C's") and any related promissory notes, documents, instruments and agreements.

         11       "Loan   Documents"  shall  mean  and  include  the  Note,  the
Agreement, the L/C Documents and any subordination agreements, intercreditor agreements and other agreements, documents and instruments now or hereafter evidencing, securing, guaranteeing (including, without limitation, Unlimited Continuing Guaranties executed in connection herewith by Zunicom, Inc. (such entity being jointly and severally included within the term "guarantor" as the same is used in the Agreement)) or relating to the Revolving Line or any of the other Liabilities, obligations or indebtedness of Borrower to Bank, as the same may be amended.

         12       "Net  Worth" and "Current  Maturities of Long Term Debt" shall be defined and calculated in accordance with generally accepted accounting principles consistently applied as of the date hereof.
         13       "Permitted Liens" shall mean any of the following (but only to the extent the same do not or could not, in Bank's reasonable opinion, jeopardize Bank's rights or priority in or to any Collateral):

                           (a) liens of carriers, warehousemen, landlords, mechanics, laborers and materialmen arising by law for sums which are (i) not yet due or (ii) being diligently contested in good faith and with respect to which Borrower has set aside sufficient reserves with Bank;

                           (b) liens for taxes which are (i) not yet due or (ii)
                  being diligently contested in good faith by appropriate proceedings and with respect to which Borrower has set aside sufficient reserves with Bank;

                           (c)  security   interests  in  Borrower's   equipment
                  provided that they are limited to those securing a portion of the purchase price of said equipment.

         14       "Proceeds" shall mean all cash proceeds, non-cash proceeds and all forms of payment and other property received or due from the sale, lease, rental, transfer, disposition, licensing, collection, use or exchange of property constituting Collateral hereunder and any and all claims against any third party for loss of or damage to any Collateral, including insurance, contract and tort claims, and further, without limiting the generality of the foregoing, Proceeds shall include all Accounts, checks, cash, money orders, drafts, chattel paper, general intangibles, instruments, notes and other documents evidencing payment and payment obligations to Borrower for the sale, lease, rental, transfer, disposition, licensing, collection, use or exchange of Collateral.

         15       "Subordinated  Debt" shall mean all such debts, obligations or
indebtedness   owing  from  Borrower  to  others  which  have  been  and  remain subordinated to all Liabilities owing from Borrower to Bank pursuant to Creditor's Subordination Agreement(s) in form and substance acceptable to Bank.

         16       "Tangible  Net Worth" shall mean Borrower's Net Worth less (i)
any and all loans and other advances to and investments in Borrower's affiliates, subsidiaries, owners, parent, employees, officers, managers, directors or other related entities; (ii) notes, notes receivable, accounts, accounts receivable, intercompany receivables, and other amounts owing from Borrower's affiliates, subsidiaries, owners, parent, employees, officers, directors, managers or other related entities; and (iii) any and all goodwill and other intangibles; plus Subordinated Debt.

         17       "Total  Debt" shall mean all of  Borrower's  indebtedness  and liabilities owing to Bank or any other person or entity, whether now or hereafter existing, created or arising, direct or indirect, joint or several, including, without limitation, the Liabilities, excluding any accrued income tax.

         18       Any  terms used to describe Bank's security interest under the
Agreement not specifically defined in the Agreement shall have the meanings and definitions given those terms under the Uniform Commercial Code of Texas as may be amended.

160328v1/2995.620

                                    EXHIBIT A

                ACCOUNTS RECEIVABLE AND INVENTORY RECONCILIATION


                                                            Number:_____________

Borrower:_________________________ Date:_______________


                    ACCOUNTS RECEIVABLE AND INVENTORY REPORT


1.       Accounts Receivable
         a.       Balance Last Report                              $____________
         b.       Add: New Accounts Receivable    $_________
         c.       Less: Sales Returns             $_________
         d.       Other Adjustments               $_________


         e.       Net New Receivables                              $____________


         f.       Less: Customer Remittances (No(s).            )  $____________
                                                     --- --- ---
         g.       Total Value of Accounts Receivable               $____________
         h.       Less: Ineligible Receivables                     $____________


         i.       Net Eligible Accounts Receivable for this Period $____________
                                                                    ============
                           (not to exceed $___________)


2.       Inventory
         a.       Inventory Last Report (Line 2d) $_________
         b.       Add: Purchases                  $_________
         c.       Less: Outgoing Inventory        $_________
         d.       Total Inventory                 $_________
         e.       Less: Ineligible Inventory               $_________


         f.       Total Eligible Inventory for this Period         $____________
                                                                    ============


                                  LOAN REQUEST


3.       Loan Value of Above Collateral
         a.       Receivables  % of Line 1(i) above $__________
                             --
         b.       Inventory  % of Line 2(f) above   $__________
                           --
         c.       Total Collateral Loan Value this Period          $____________
                           (not to exceed $________)

4.       Loan Balance
         a.       Loan Balance Last Report (line 4d)$_________
         b.       Add: Draws                        $_________
         c.       Less: Payments                    $_________
         d.       Loan Balance for this Period                     $____________


5.       Excess (Deficit)                                          $____________
                                                                    ============



                           - BORROWER CERTIFICATION -


The undersigned hereby warrants that (i) the foregoing is a correct statement regarding new accounts receivable, collection of accounts receivable and/or certification of inventory and that the reconciliation figures are fully and correctly set forth and (ii) there has been no change in Borrower's state of organization, chief executive office or organizational identification number.

Authorized
Signature                                         Title
          ----------------------------------------      ------------------------

                                    EXHIBIT B

                                   CERTIFICATE

         Reference is made to that certain Revolving Credit and Security Agreement (the "Agreement") executed by UNIVERSAL POWER GROUP, INC., a Texas corporation ("Borrower") in favor of COMPASS BANK ("Bank"), on or about , . Capitalized terms used but not defined herein shall have the meaning attributed to the same in the Agreement. Borrower hereby represents, warrants and covenants to and in favor of Bank as follows:

                           (1) no default or event of default (or any event that
                  would constitute an event of default but for the requirement that notice be given or time elapse or both) has occurred or is continuing under the Agreement or any of the other Loan Documents or under any other loans, notes, debentures, bonds, leases or other obligations of Borrower now outstanding, including, without limitation, Borrower's contract and/or contractual duties and obligations with respect to Brinks Home Security;

                           (2) all  representations,  warranties  and  covenants
                  contained in the Agreement and the other Loan Documents are expressly reaffirmed and restated as of the date hereof;

                           (3) neither  Borrower  nor, to the best of Borrower's
                  knowledge, any other party has any matured or unmatured claim, offset or cause of action against Bank or its officers, agents or affiliates arising under or in connection with the Loan Documents or the Liabilities; and

                           (4) all financial statements, reports and other documents delivered to Bank on or before the date hereof under or in connection with the Loan Documents are, as of the relevant date, complete and accurate and may be relied upon by Bank.



                                UNIVERSAL POWER GROUP, INC., a Texas corporation

                                By:      __________________________________
                                Its:     __________________________________

                                Date:    __________________________________

                                 ACKNOWLEDGEMENT

STATE OF______________

COUNTY OF____________

         I, the undersigned, Notary Public in and for said County in said State, hereby certify that _________________________, whose name as of UNIVERSAL POWER GROUP, INC., a Texas corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand this the                day of __________________, ________.
                             --------------

                                           -----------------------------------
                                           Notary Public
[NOTARIAL SEAL]
                                           My Commission Expires:_______________

                                  Schedule 2.9

                               Places of Business

                                [To be Attached]

                                  Schedule 2.17

                  Patents, Copyrights, Trademarks, and Licenses

                                [To be Attached]

                                  Schedule 2.18

                              Judgments and Actions

                                [To be Attached]